Exhibit 5.1

November 8, 2023

Board of Directors

Arch Therapeutics, Inc.

235 Walnut Street, Suite 6

Framingham, MA 01702

Ladies and Gentlemen:

We have acted as special Nevada counsel to Arch Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 initially filed by the Company on October 26, 2022 (File No. 333-268008), as amended by prior amendments thereto and by Amendment No. 4 filed on the date hereof (including any preliminary prospectus and prospectus which is a part thereof, and as amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the offering and sale of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) by:

(A)    the selling security stockholders, as described in the Resale Prospectus (defined below), of up to 46,578,524 shares of Common Stock (after the planned 8-for-1 reverse stock split as described in the Registration Statement, the “Assumed Reverse Split”), which include:

i.    2,526 shares of Common Stock (the “Inducement Shares”) issued to selling stockholders in the second and third closing of the Company’s private placement that the Company completed on January 18, 2023, and May 15, 2023, respectively (the “2022 Private Placement Financing”), 418,040 shares of Common Stock (the “Bridge Shares”) issued in the Company’s private placement that the Company completed on July 7, 2023 (the “2023 Bridge Financing”), and 8,224,341 shares of Common Stock (the “True-Up Shares”) issuable in connection with the 2023 Bridge Financing in lieu of True-Up Pre-Funded Warrants (as defined below);

ii.    up to 1,567,127 shares of Common Stock (the “Conversion Shares”) issuable to selling stockholders upon conversion of the Company’s convertible notes issued in the Company’s 2022 Private Placement Financing at a conversion price of $4.00 per share;

iii.    up to 783,564 shares of Common Stock (the “Automatic Conversion Shares”) issuable to selling stockholders upon conversion of the Company’s convertible notes issued in the 2022 Private Placement Financing upon the Automatic Conversion (as defined in the Resale Prospectus);

iv.    up to 33,671 shares of Common Stock (the “2022 Warrant Shares”) issuable to selling stockholders upon exercise, at an exercise price of $4.00 per share, of the Company’s warrants (the “2022 Warrants”) issued in the second and third closing of the Company’s 2022 Private Placement Financing;

v.    up to 783,564 shares of Common Stock (“2022 Note Conversion Pre-Funded Warrant Shares”) issuable to the selling stockholders upon exercise, at an exercise price of $0.001 per share, of the Company’s pre-funded warrants (the “2022 Note Conversion Pre-Funded Warrants”) issuable upon the Automatic Conversion;

vi.    up to 821 shares of Common Stock (the “2022 Placement Agent Warrant Shares”) issuable to the selling stockholders upon exercise, at an exercise price of $80.48 per share, of placement agent warrants issued in the 2022 Private Placement Financing (the “2022 Placement Agent Warrants”);

vii.    up to 2,349,826 shares of Common Stock (the “Common Warrant Shares”) issuable to selling stockholders upon exercise, at an exercise price of $8.00 per share, of the Company’s warrants (the “Common Warrants”) issued in the 2023 Bridge Financing;

viii.    up to 756,871 shares of Common Stock (“Bridge Pre-Funded Warrant Shares” and together with the Common Warrant Shares, the “Bridge Warrant Shares”) issuable to the selling stockholders upon exercise, at an exercise price of $0.008 per share, of pre-funded warrants issued in the 2023 Bridge Financing (the “Bridge Pre-Funded Warrants” and together with the Common Warrants, the “Bridge Warrants”);

ix.    Up to 20,000,286 shares of Common Stock (“Uplist Conversion Warrant Shares”) issuable to the selling stockholders upon exercise, at an exercise price of $4.00 per share, of the Company’s warrants (“Uplist Conversion Warrants”), issuable upon the closing of an Uplist Transaction;

x.    up to 8,224,341 shares of Common Stock (“True-Up Pre-Funded Warrant Shares”) issuable to the selling stockholders upon exercise, at an exercise price of $0.001 per share, of pre-funded warrants issuable in connection with the 2023 Bridge Financing (the “True-Up Pre-Funded Warrants”);

xi.    up to 1,716,780 shares of Common Stock (the “Uplist PIPE Common Warrant Shares”) issuable to selling stockholders upon exercise, at an exercise price of $4.00 per share, of the Company’s warrants (the “Uplist PIPE Common Warrants issued in the Company’s private placement that the Company completed on November 8, 2023 (the “Uplist PIPE”);

xii.    up to 1,716,780 shares of Common Stock (“Uplist PIPE Pre-Funded Warrant Shares”, and with the Inducement Shares, the Bridge Shares, the True-Up Shares, the Conversion Shares, the Automatic Conversion Shares, the 2022 Warrant Shares, the 2022 Note Conversion Pre-Funded Warrant Shares, the 2022 Placement Agent Warrant Shares, the Bridge Warrant Shares and the Uplist Conversion Warrant Shares, Uplist PIPE Common Warrant Shares, and True-Up Pre-Funded Warrant Shares, the “Resale Shares”) issuable to the selling stockholders upon exercise, at an exercise price of $0.001 per share, of pre-funded warrants issued in the Uplist PIPE (the “Uplist PIPE Pre-Funded Warrants” and together with the Uplist PIPE Common Warrants, the “Uplist PIPE Warrants”); and

(B)    the Company, as described in the Company Prospectus (defined below), of (after the Assumed Reverse Split):

i.   up to 1,030,303 units (“New Units”) consisting of 1,030,303 shares of Common Stock (“New Shares”) and investor warrants (“New Investor Warrants”) to purchase up to 1,030,303 shares of Common Stock (the shares of Common Stock issuable upon exercise of the New Investor Warrants are referred to as the “New Investor Warrant Shares”);

ii.    up to 1,030,303 pre-funded units (“New Pre-Funded Units”) consisting of pre-funded warrants (“New Pre-funded Warrants”) to purchase up to 1,030,303 Shares of Common Stock (the shares of Common Stock issuable upon exercise of the New Pre-Funded Warrants are referred to as the “New Pre-Funded Warrant Shares”) and New Investor Warrants to purchase up to 1,030,303 New Investor Warrant Shares; and

iii.    up to 154,545 shares (the “New Option Shares”) of Common Stock and/or warrants to purchase up to 154,545 shares of Common Stock, in the same form as the New Investor Warrants (the “New Option Warrants”) to be sold upon exercise of the option granted to the Underwriter (the shares of Common Stock issuable upon exercise of the New Option Warrants are referred to as the “New Option Warrant Shares” and with the New Investor Warrant Shares, the New Pre-Funded Warrant Shares, New Underwriter Warrant Shares, and the New Option Shares, the “New Offered Shares”).

The Preliminary Prospectus contained in the Registration Statement relating to the offering and resale by the selling stockholders of securities described in (A) above is referred to herein as the “Resale Prospectus” and the Preliminary Prospectus contained in the Registration Statement relating to the offer and sale by the Company of the securities described in (B) above is referred to herein as the “Company Prospectus.”

The New Units, the New Pre-Funded Units, the New Options Shares and the New Option Warrants, will be issued/sold pursuant to an Underwriting Agreement in the form attached to the Company Prospectus (the “Agreement”), between the Company and Dawson James Securities, Inc. (“Dawson” or the “Underwriter”).

Each warrant referred to in (A) and (B) above shall be referred to herein as a “Warrant” and collectively as the “Warrants.” Each convertible note referred to in (A) above shall be referred to herein as a “Note” and collectively as the “Notes.” The Resale Shares, the New Offered Shares, the Warrants, and the Notes are referred to herein each as a “Security” and together as the “Securities.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”); (ii) the Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) the Warrants or forms of the Warrants to be issued, as applicable, (iv) certain resolutions of the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as, the “Board”), relating to the issuance, sale and registration, as applicable, of the Securities, and the Assumed Reverse Split (each, a “Resolution” and collectively, the “Resolutions”); (v) the form of Agreement; and (vi) the Registration Statement. In addition, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. We have also relied upon the statements, representations and warranties of the Company contained in the Agreement and the Registration Statement. In rendering our opinion, we have made the assumptions set forth in subsequent portions of this opinion letter and such other assumptions that are customary in opinion letters of this kind. We have not verified these assumptions.

In connection with this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party, including the Company. With respect to certain factual matters, we have relied upon certificates of officers of the Company.

We have further assumed that prior to issuance of the Securities, the Board has approved, in conformity with the Articles of Incorporation and Bylaws, (a) the pricing of each Security; (b) the terms of the Agreement, the Securities; and (c) the number of New Offered Shares to be issued. We have assumed that the Company has reserved, and will continue to maintain reserved, a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the Resale Shares and the New Offered Shares that are to be issued upon the exercise of the applicable Warrant and the conversion of any applicable Note. Additionally, we have assumed that the Assumed Reverse Split has been duly authorized by the Company, and has been effectuated by all necessary filings with the Secretary of State of the State of Nevada.

We have also assumed that the Agreement, the Warrants, the Resale Shares, the New Offered Shares, and the issuance and sale of the Securities by the Company did not, and will not, in each case, violate or constitute a default or breach under: (i) any agreement or instrument to which the Company or its properties was or is subject; (ii) any law, rule or regulation to which the Company was or is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Finally, we have assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; and (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement, free writing prospectus or term sheet.

Based upon, subject to and limited by the foregoing and the qualifications set forth in subsequent portions of this opinion letter, as of the date hereof, we are of the opinion that:

1.

The Inducement Shares, the Bridge Shares, and the True-Up Shares to be sold by the selling stockholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and are validly issued, fully paid and non-assessable.

2.

The Conversion Shares to be sold by the selling stockholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and when the Conversion Shares are issued to the selling stockholders in accordance with the terms and conditions of the applicable Note, as amended, and the applicable Resolution, the Conversion Shares will be validly issued, fully paid and non-assessable, when stock certificates or book-entry positions representing the Conversion Shares, have been duly executed, registered in the books and records of the Company and delivered, as applicable.

3.

The Automatic Conversion Shares to be sold by the selling stockholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and when the Automatic Conversion Shares are issued to the selling stockholders in accordance with the terms and conditions of the applicable Note, as amended, and the applicable Resolution, the Automatic Conversion Shares will be validly issued, fully paid and non-assessable, upon the Automatic Conversion and when stock certificates or book-entry positions representing the Automatic Conversion Shares, have been duly executed, registered in the books and records of the Company and delivered, as applicable.

4.

The 2022 Warrant Shares to be sold by the selling stockholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and when the 2022 Warrant Shares are issued in accordance with the terms and conditions of the 2022 Warrants (including the due payment of any exercise price therefore specified in the 2022 Warrants), and the applicable Resolution, the 2022 Warrant Shares will be validly issued, fully paid and non-assessable, when stock certificates or book-entry positions representing the 2022 Warrant Shares, have been duly executed, registered in the books and records of the Company and delivered, as applicable.

5.

The 2022 Note Conversion Pre-Funded Warrant Shares to be sold by the selling stockholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and when the 2022 Note Conversion Pre-Funded Warrant Shares are issued in accordance with the terms and conditions of the 2022 Note Conversion Pre-Funded Warrants (including the due payment of any exercise price therefore specified in the 2022 Note Conversion Pre-Funded Warrants), and the applicable Resolution, the 2022 Note Conversion Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable, when stock certificates or book-entry positions representing the 2022 Note Conversion Pre-Funded Warrant Shares, have been duly executed, registered in the books and records of the Company and delivered, as applicable.

6.

The 2022 Placement Agent Warrant Shares to be sold by the selling stockholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and when the 2022 Placement Agent Warrant Shares are issued in accordance with the terms and conditions of the 2022 Placement Agent Warrants (including the due payment of any exercise price therefore specified in the 2022 Placement Agent Warrants), and the applicable Resolution, the 2022 Placement Agent Warrant Shares will be validly issued, fully paid and non-assessable, when stock certificates or book-entry positions representing the 2022 Placement Agent Warrant Shares, have been duly executed, registered in the books and records of the Company and delivered, as applicable.

7.

The Common Warrant Shares to be sold by the selling stockholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and when the Common Warrant Shares are issued in accordance with the terms and conditions of the Common Warrants (including the due payment of any exercise price therefore specified in the Common Warrants), the Common Warrant Shares will be validly issued, and the applicable Resolution, fully paid and non-assessable, when stock certificates or book-entry positions representing the Common Warrant Shares, have been duly executed, registered in the books and records of the Company and delivered, as applicable.

8.

The Bridge Pre-Funded Warrant Shares to be sold by the selling stockholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and when the Bridge Pre-Funded Warrant Shares are issued in accordance with the terms and conditions of the Bridge Pre-Funded Warrants (including the due payment of any exercise price therefore specified in the Bridge Pre-Funded Warrants), and the applicable Resolution, the Bridge Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable, when stock certificates or book-entry positions representing the Bridge Pre-Funded Warrant Shares, have been duly executed, registered in the books and records of the Company and delivered, as applicable.

9.

The Uplist Conversion Warrant Shares to be sold by the selling stockholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and when the Uplist Conversion Warrant Shares are issued in accordance with the terms and conditions of the Uplist Conversion Warrants (including the due payment of any exercise price therefore specified in the Uplist Conversion Warrants), and the applicable Resolution, the Uplist Conversion Warrant Shares will be validly issued, fully paid and non-assessable, when stock certificates or book-entry positions representing the Uplist Conversion Warrant Shares, have been duly executed, registered in the books and records of the Company and delivered, as applicable.

10.

The True-Up Pre-Funded Warrant Shares to be sold by the selling stockholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and when the True-Up Pre-Funded Warrant Shares are issued in accordance with the terms and conditions of the True-Up Pre-Funded Warrants (including the due payment of any exercise price therefore specified in the True-Up Pre-Funded Warrants), and the applicable Resolution, the True-Up Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable, when stock certificates or book-entry positions representing the True-Up Pre-Funded Warrant Shares, have been duly executed, registered in the books and records of the Company and delivered, as applicable.

11.

The Uplist PIPE Common Warrant Shares to be sold by the selling stockholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and when the Uplist PIPE Common Warrant Shares are issued in accordance with the terms and conditions of the Uplist PIPE Common Warrants (including the due payment of any exercise price therefore specified in the Uplist PIPE Common Warrants), and the applicable Resolution, the Uplist PIPE Common Warrant Shares will be validly issued, fully paid and non-assessable, when stock certificates or book-entry positions representing the Uplist PIPE Common Warrant Shares, have been duly executed, registered in the books and records of the Company and delivered, as applicable.

12.

The Uplist PIPE Pre-Funded Warrant Shares to be sold by the selling stockholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and when the Uplist PIPE Pre-Funded Warrant Shares are issued in accordance with the terms and conditions of the Uplist PIPE Pre-Funded Warrants (including the due payment of any exercise price therefore specified in the Uplist PIPE Pre-Funded Warrants), and the applicable Resolution, the Uplist PIPE Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable, when stock certificates or book-entry positions representing the Uplist PIPE Pre-Funded Warrant Shares, have been duly executed, registered in the books and records of the Company and delivered, as applicable.

13.

When issued and paid for in accordance with the terms of the Registration Statement, the applicable Resolution, and the Agreement, and when stock certificates or book entry positions representing shares of the Common Stock constituting the New Shares and the New Option Shares have been duly executed, registered in the books and records of the Company, or delivered, as applicable, the New Shares and the Option Shares will be validly issued, fully paid and nonassessable.

14.

When issued and paid for in accordance with the terms of the Registration Statement, the applicable Resolution, and the Agreement, the New Investor Warrants, the New Pre-Funded Warrants, and the New Option Warrants will be validly issued.

15.

When issued and paid for in accordance with the terms of the applicable Resolution and the New Investor Warrants (including the due payment of any exercise price therefore specified in the New Investor Warrants), and when stock certificates or book entry positions representing the New Investor Warrant Shares have been duly executed, registered in the books and records of the Company, or delivered, as applicable, the New Investor Warrant Shares will be validly issued, fully paid and nonassessable.

16.

When issued and paid for in accordance with the terms of the applicable Resolution and the New Pre-Funded Warrants (including the due payment of any exercise price therefore specified in the New Pre-Funded Warrants), and when stock certificates or book entry positions representing the New Pre-Funded Warrant Shares have been duly executed, registered in the books and records of the Company, or delivered, as applicable, the New Pre-Funded Warrant Shares will be validly issued, fully paid and nonassessable.

17.

When issued and paid for in accordance with the terms of the applicable Resolution and the New Option Warrants (including the due payment of any exercise price therefore specified in the New Option Warrants), and when stock certificates or book entry positions representing the New Option Warrant Shares have been duly executed, registered in the books and records of the Company, or delivered, as applicable, the New Option Warrant Shares will be validly issued, fully paid and nonassessable.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm therein under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ MCDONALD CARANO LLP

MCDONALD CARANO LLP